The Reader’s Digest Association, Inc.
Third Quarter Fiscal 2006 Earnings Conference Call
April 26, 2006

Remarks of Eric W. Schrier, President and
Chief Executive Officer

Thanks, Rich, and good morning.

There’s no question that our third quarter was disappointing, largely because Books Are Fun had a rough go of it.

The rest of our business came in about where we expected. Total company revenues were up about 2 percent, currency-neutral, driven by revenue growth at RD North America, International, and QSP.

Operating profits were down year-over-year, excluding the special charges in last year’s results, but again, most of the shortfall was driven by Books Are Fun.

Both RD North America and QSP recorded higher profits in the quarter. Profits were down at RD International, but since the beginning of the year we’ve expected this division to have a modestly lower third quarter followed by a very strong fourth quarter because of the timing of investments and mail campaign activity.

As you know, this fall and winter a competitor raided our corporate sales force at Books Are Fun creating a temporary hole in our sales coverage and corresponding negative revenue and profit impact. Having said that, even without competitive pressures, display marketing is a dynamic, evolving business, and the truth is we should have been more responsive to the changing landscape. But we know now what changes have to be made to improve the performance of this business, and we are making them.

Rest assured we are not going to wait for our competition to stumble and run out of money. We are not going to simply wait for our time in front of a jury to get justice. Rather, we are taking care of Books Are Fun, ourselves, now.

The goals are simple: to put the margins back in this business, and position it for long-term growth. We continue to view Books Are Fun as an important strategic asset for this company, both as a channel for our content and as a source of proprietary products for our existing channels.

We know that fixing Books Are Fun requires some investment up front, and that this means a short-term drag on earnings. But it is the right thing to do because:
A - We believe it is possible, and
B - We believe it can happen fairly quickly
The first critical step on the road to recovery was taken in January, when I asked Tom Gardner, our Executive VP, to take Books Are Fun under his wing. As I’m sure you know, Tom was the principal architect of our turnarounds at U.S. Books & Home Entertainment and RD International. Quite frankly, I cannot think of anyone better qualified to parachute into a business, diagnose what’s wrong, design a plan of action, and execute that plan. Since then, Tom pulled in Tom Barry to work with him on an interim basis. Tom Barry is another one of our senior officers, himself a veteran of many successful business turnarounds.

The two of them have moved quickly from sizing up the challenges and opportunities at Books Are Fun to taking action. Tom Gardner is here with us this morning, and in a few minutes I’ll ask him to summarize the steps we are taking to turn this business around.

For the fourth quarter, we see a brighter picture. We continue to expect higher revenues and profits, with solid double-digit profit improvements at North America, International and QSP - partly offset by lower results at Books Are Fun.
For the year, the outcome will be higher revenues and profits. When all the numbers are in, we expect particularly strong improvement at RD International and QSP.

At the same time, the shortfall at Books Are Fun will be significant enough to bring down our EPS expectations for the full year. The Fiscal 06 range is being lowered to 83 to 88 cents, versus 90 cents to a dollar.

We are not at all happy with these results, even though three of our four businesses, and our new initiatives, performed as well as expected, if not better. So again we have a situation where good results across the company are overshadowed by extremely poor results in one of our units.

Every business, of course, will have difficult quarters from time to time. We are managing a global portfolio of assets and on balance the ups in this portfolio in any given year should more than offset the downs. But to get there, we first have to stop the big misses so all the good work we’re doing, all the success we are having, shows up.
Our company has made great progress over the past three years getting North America, International and QSP back on a growth track. I’m not just talking profits; revenues are growing again for the first time in many years in North America and International. And we believe this momentum will flow into next year.

For Fiscal 2007, we look for Books Are Fun to benefit from the changes underway. We expect the upswing at QSP to continue. And we expect North America and International to continue to grow their revenues and profits, in part because we have succeeded in stopping long-standing negative trends in those established businesses. But equally important to their growth recently has been the success of our new initiatives.

I’m referring to new magazines, new products, new countries and new lines of business that all support the company’s strategic plan to drive growth by
▪	Diversifying our core business
▪	Deepening and expanding our customer relationships, and
▪	Leveraging our global scale

We have launched six new magazines in North America within the past three years and all of them are doing well. Some, most recently Every Day with Rachael Ray, are doing exceptionally well. Rachael Ray and our other food magazines now roll up into the company’s strongest affinity—food and cooking.

The April/May issue of Every Day with Rachael Ray, on newsstands now, has a rate base of 450,000, which has already been increased once in the magazine’s first six months. A second increase, to 750,000, is scheduled for October / November.

This was driven by stronger-than-expected newsstand and subscription sales. More than 100,000 subscribers have already come to us through the Internet, and 100,000 more have come in through QSP and Books Are Fun.

Advertising revenue at Every Day with Rachael Ray is running ahead of plan, and we are beginning to attract a lifestyle mix of advertising categories beyond food, such as household goods, beauty, and auto. Our June/July issue, the magazine’s 4th, will hit an encouraging milestone - the first $1 million advertising revenue issue. We are also increasing frequency of this publication, from just four issues the first year to nine issues next year.

At the same time, our program of international expansion is producing significant incremental revenues and profits. We have launched businesses in 10 countries in the past two years, including three—Bulgaria, Kazakhstan, and United Arab Emirates—in the past two months. And we’ve added three new international editions of Reader’s Digest magazine in Fiscal 06 in Romania, Slovenia and Croatia. We now publish 50 editions of Reader’s Digest in 21 different languages. Plus this quarter in Germany we launched Daheim in Deutschland, a new magazine similar to Our Canada in both concept and scale.

By the way, those new international markets in aggregate will contribute almost half of this year’s international revenue growth. That’s good for several reasons.

First, the new markets are harbingers of things to come. We started by selling only books in most of these markets, so we have the potential to add many new products to accelerate growth, as we have begun to do with the new magazines. And we are continuing to identify more and more new markets to enter, and expect to test in at least 4 more over the next 6 months.

But the new markets are not the whole story. The other half of that revenue growth is coming from established markets as we have stabilized the customer base, and we expect continued growth going forward.

Before leaving International, I want to mention one of our recent projects, which is exciting because it potentially opens up a new, large affinity for this corporation. It centers on our language learning products, notably English in 20 Minutes a Day, that are selling in many parts of the world. To date, we have sold 250,000 units of this product in 17 countries accounting for nearly $20 million in revenue.

Back in North America, I’m pleased to announce that last week we closed on the acquisition of Allrecipes.com, which is a tremendous fit with our existing food publishing assets.

This acquisition makes us the world’s number one aggregator of food content in print and online. Since its inception Allrecipes has been embraced by millions of home cooks and by blue chip advertisers like Kraft, GM, Discover, Visa, and P&G. Its presence in our stable strengthens the Taste of Home food franchise, allowing us to take advantage of existing and new content as well as cross-marketing opportunities with all of our food titles and Reader’s Digest magazine.

Allrecipes has more than 1.8 million registered members and attracts an average of more than 70 million page views and 6 million unique visitors a month. So this acquisition provides us with access to a new, younger, and large audience for our books and magazines in a channel that is notably not direct mail.

On the flip side, we see an opportunity to develop Allrecipes book and magazine specials to pour into our existing retail channels. In fact, we have already started work on our first Allrecipes print product for release in September.

We also see the Allrecipes technology as a springboard from which we can digitally launch other affinities like Home & Garden or do-it-yourself. And we fully expect to roll the Allrecipes platform out internationally.

Meanwhile, on May 1, we will officially launch Taste of Home Entertaining, our new home party business. At launch, we’ll have more than 3,600 sales consultants on board, making this one of the largest rollouts of a party plan business in the history of direct selling.

As you recall, this is a business where people come together in the privacy of their own homes and host parties based around great quality, great value products for entertaining friends and families in the home. That’s what we mean by communities of customers. This business literally has customers gathering and inviting us into their homes !!!

These are just some of the reasons why I feel good about our future. Clearly, we have a lot of work to do at Books Are Fun, but that work will get done. And its bottom line will grow again soon.

We will provide a much more detailed look ahead for fiscal 2007, and fiscal 2008, on our next conference call in July.

Now I’d like to introduce Tom Gardner, who will give you an update on Books Are Fun. After that, CFO Mike Geltzeiler will take you through the financial report. Then we’ll take your questions.

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